UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

ACER THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-33004	76-0333165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Ste 351 (300 Washington St.) Newton, MA		02458
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 902-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2018, the Board of Directors of Acer Therapeutics Inc. (the “Company”) approved a form of employment agreement for the Company’s executive officers, and on February 22, 2018 the Company’s wholly owned subsidiary entered into individual agreements with each of Chris Schelling, the Company’s President and Chief Executive Officer; William Andrews, the Company’s Chief Medical Officer; and Harry Palmin, the Company’s Chief Financial Officer.  The terms and conditions of such employment agreements are described below and are identical for each executive officer, other than in respect of each individual’s title, duties, salary and target bonus percentage as set forth below.

Name	Title	Base Salary	Target Bonus
Chris Schelling	President & Chief Executive Officer	$400,000	50%
William Andrews	Chief Medical Officer	$400,000	35%
Harry Palmin	Chief Financial Officer	$340,000	35%

Pursuant to the individual’s employment agreement, each executive is compensated at the annual base rate shown above and is eligible to receive an annual discretionary cash bonus of up to the target bonus percentage shown above of his base salary per 12-month period, based upon the achievement of corporate objectives established from time to time by the Company's Board of Directors.  In addition, each executive receives the Company’s standard benefits and insurance coverage as generally provided to its employees. Each executive’s employment is at-will and he serves as an executive officer at the discretion of the Company’s Board of Directors.

In the event the executive’s employment is terminated by the Company without Cause or due to a Constructive Termination, in each instance during the period commencing one month prior to a Change in Control and terminating 12 months after such Change in Control (the “Change in Control Period”), the executive will be entitled to (i) a payment, less applicable taxes and withholdings, equal to his then-current base salary for a period of 12 months plus (ii) 1x times his annual discretionary target bonus calculated for such period. In the event the executive’s employment is terminated by the Company without Cause or due to a Constructive Termination occurring outside of a Change in Control Period, the executive will be entitled to a payment, less applicable taxes and withholdings, equal to his then-current base salary for a period of 12 months.  The executive would receive any such payment in the form of a lump sum 60 days following such termination of employment. In addition, whether in the context of a Change of Control or otherwise, (x) if the executive elects to continue his health insurance coverage under COBRA, then the Company will reimburse the executive for the same portion of the executive’s monthly premium over such 12-month period as the Company is then paying for health insurance coverage for active employees, and (y) to the extent not otherwise addressed by any equity-based compensation arrangements, the executive will be entitled to 12 months of credited vesting beyond the employment termination date for any outstanding equity-based awards.  The severance benefits are subject to the executive having been continuously employed through the termination event as well as executing and delivering a general release and waiver of claims in favor of the Company. The timing of any payments to the executive under the employment agreement are subject to applicable requirements of Section 409A of the Internal Revenue Code of 1986 and the related Treasury Regulations and may be delayed or reformed to comply with such provisions. In the event any payment or benefit the executive might be entitled to receive would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, such payment or benefit will be reduced so as not to trigger excise tax under Section 4999 of such Code.

For purposes of the severance arrangements described above, the following definitions apply:

A “Change in Control” has the meaning set forth in the Company’s Amended and Restated 2010 Stock Incentive Plan.

“Constructive Termination” means the executive’s election in a written notice to the Company to terminate any employment relationship where such notice is delivered within 90 days after any of the following:  (i) a material reduction in the executive’s level of duties or responsibilities or the nature of the executive’s functions; (ii) a material reduction in the executive’s base salary or potential total cash compensation (consisting of base salary and target bonus); (iii) a relocation of the executive’s principal place of employment by more than 50 miles, if the new location is both (A) more than 50 miles from the executive’s principal residence and (B) farther from the executive’s principal residence than the executive’s principal place of employment immediately before such relocation; or (iv) any material breach of the executive’s employment agreement by the Company; provided, that in all cases such action is not cured within 30 days following written notice and, if the Company has not cured such action within the cure period, termination of employment occurs within 30 days after the end of such cure period.

“Termination without Cause” means the termination by the Company of any employment relationship with the executive for any reason other than:  (i) commission by the executive of any act of fraud or embezzlement with regard to the Company or one or more of its parent or subsidiary corporations; (ii) any material, intentional and unauthorized use or disclosure of material confidential information or trade secrets of the Company or one or more of its parent or subsidiary corporations by the executive (other than in the good-faith performance of the executive’s duties); (iii) any other intentional misconduct by the executive with regard to the Company or one or more of its parent or subsidiary corporations (including severe absenteeism other than as a result of physical or mental incapacity) which adversely affects the business or affairs of the Company or one or more of its parent or subsidiary corporations in a material manner; or (iv) the executive’s failure to attempt in good faith to either perform duties consistent with the executive’s position with the Company or one or more of its parent or subsidiary corporations or to follow the reasonable requests of the Company’s Board, so long as the executive has been provided with an opportunity for a period of at least ten (10) business days following written notice to the executive to cure such failure; provided, however, that clause (iv) shall no longer apply following a Change in Control.

The foregoing summary of the employment agreements are qualified in their entirety by reference to the individual employment agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated February 22, 2018, by and between Acer Therapeutics Inc. and Chris Schelling.
10.2	Employment Agreement, dated February 22, 2018, by and between Acer Therapeutics Inc. and William Andrews.
10.3	Employment Agreement, dated February 22, 2018, by and between Acer Therapeutics Inc. and Harry Palmin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 27, 2018	ACER THERAPEUTICS INC.

	By:	/s/ Harry Palmin
Harry Palmin
Chief Financial Officer

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